CERTIFICATE OF AMENDMENT
to the
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
EZCORP, INC.
EZCORP, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety, as follows:
FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred three million (103,000,000) shares of capital stock, classified as (i) one hundred million (100,000,000) shares of Class A Non-Voting Common Stock, par value $0.01 per share (“Class A Non-Voting Common Stock”), and (ii) three million (3,000,000) shares of Class B Voting Common Stock, par value $0.01 per share (“Class B Voting Common Stock”).
SECOND: This Certificate of Amendment was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 25th day of March, 2014.

EZCORP, INC.

By:	/s/ Thomas H. Welch, Jr
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary